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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 30, 2003


                            M.H. MEYERSON & CO., INC.
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             (Exact name of registrant as specified in its charter)


         New Jersey                    0-23410                 13-1924455
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


Newport Tower, 525 Washington Boulevard, Jersey City, New Jersey        07310
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: (201) 459-9500
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Item 5. Other Events and Regulation FD Disclosure.
        ------------------------------------------

On January 23, 2003 M.H. MEYERSON & CO., INC. (the "Company") filed a Current Report on Form 8-K to report the election of John P. Leighton as Co-Chairman of the Board of Directors and Chief Executive Officer of the Company. In connection with such election, the Company and Mr. Leighton entered into, among other agreements, a Letter Agreement, an Employment Agreement and an Option Agreement.

On January 30, 2003, the Company and Mr. Leighton agreed upon certain amendments to such Agreements. Copies of the amendments are attached as Exhibits 10.8, 10.9 and 10.10 hereto, respectively.

On February 14, 2003, Mr. Leighton was appointed President of the Company.


Item 7. Financial Statements and Exhibits.
        ----------------------------------

10.8 First Amendment, dated as of January 30, 2003, to Letter Agreement, dated as of January 14, 2003, by and between M.H. MEYERSON & CO., INC. and John P. Leighton.

10.9 First Amendment, dated as of January 30, 2003, to Employment Agreement, dated as of January 14, 2003 by and between M.H. MEYERSON & CO., INC. and John P. Leighton.

10.10 Termination of Option Agreement, dated as of January 30, 2003, by and between M.H. MEYERSON & CO., INC. and John P. Leighton.
















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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            M.H. MEYERSON & CO., INC.



Date: February 19, 2003                        By: /s/ John P. Leighton
                                                  ---------------------
                                                  John P. Leighton
                                                  Chief Executive Officer
















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                                  EXHIBIT INDEX

10.8 First Amendment, dated as of January 30, 2003, to Letter Agreement, dated as of January 14, 2003, by and between M.H. MEYERSON & CO., INC. and John P. Leighton.

10.9 First Amendment, dated as of January 30, 2003, to Employment Agreement, dated as of January 14, 2003 by and between M.H. MEYERSON & CO., INC. and John P. Leighton.

10.10 Termination of Option Agreement, dated as of January 30, 2003, by and between M.H. MEYERSON & CO., INC. and John P. Leighton.